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                    SOFTWARE & HARDWARE DEVELOPMENT AGREEMENT

THIS SOFTWARE & HARDWARE DEVELOPMENT AGREEMENT ("Agreement"), effective as of January 1, 2001 ("Effective Date") by and between Canon Inc., a Japanese corporation registered in the name of "Canon Kabushiki Kaisha" under the Japanese law having its principal place of business at 30-2, Shimomaruko 3-chome, Ohta-ku, Tokyo 146-8501, Japan ("CANON") and T/R Systems, Inc., a Georgian corporation having its principal place of business at 1300 Oakbrook Drive, Norcross, Georgia 30093, U.S.A. ("T/R"), each sometimes referred to hereinafter as a "Party" and jointly as the "Parties,"

                                   WITNESSETH:

WHEREAS, CANON has been and is now engaged in the development, manufacture and/or sales of a certain color digital copying and printing machine identified by CANON as "CLC5000" and certain monochrome digital copy machine-based multifunctional devices identified by CANON as "iR8500" and "iR600" (hereinafter collectively "PRODUCTS"), and owns certain information relating thereto;

WHEREAS, T/R has been and is now engaged in the business of certain document cluster printing systems comprised of a network server installing a certain T/R server software program identified by T/R as "MicroPress" and multiple numbers of certain office machines having printing functions with device connection boards identified by T/R as "PrintLink" (hereinafter the "SYSTEM"); and

WHEREAS, CANON wishes to ask T/R and T/R is willing to undertake development work of certain software programs and relating board products for CANON to enable the PRODUCTS to be operated in such SYSTEM;

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1. DEFINITIONS

1.1 The term "Specifications" as used herein shall mean the enumerated particulars of software and hardware functions which CANON wishes to implement and which are specified in Exhibit A attached hereto.

1.2 The term "Project Hardware" as used herein shall mean the hardware portions of the device connection boards for the PRODUCTS which are developed by T/R for CANON and sufficiently meets the Specifications; and any relevant documentation.

1.3 The term "Project Firmware" as used herein shall mean the software program portions of the device connection boards for the PRODUCTS in source code form

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         and object code form to be stored on an IC or any other storage on the Project Hardware which are developed by T/R for CANON and sufficiently meets the Specifications; and any relevant documentation.

1.4 The term "Project Board" as used herein shall mean the device connection boards for the PRODUCTS comprised of the Project Hardware and Project Firmware and which is more particularly described in Exhibit A and identified therein as the "Project Board," and is to be developed by T/R for CANON and delivered to CANON in accordance with the schedule provided in Exhibit B attached hereto and which sufficiently meets the Specifications; and any relevant documentation.

1.5 The term "Project Server Software" as used herein shall mean certain software programs including without limitation certain server software programs in source code form, which are more particularly described in Exhibit A and identified therein as the "Project Server Software," and are to be developed by T/R for CANON and delivered to CANON in accordance with the schedule provided in Exhibit B attached hereto and which sufficiently meets the Specifications; and any relevant documentation.

1.6 The term "Project Software" as used herein shall mean the Project Firmware and Project Server Software in source code form; and any relevant documentation.

1.7 The term "Project" as used herein shall mean the development work for CANON to develop the Project Hardware and Project Software performed by T/R hereunder pursuant to the schedule provided in the Exhibit B attached hereto.

1.8 The term "Deliverables" as used herein shall mean the items specified in Exhibit C attached hereto to be delivered by T/R to CANON hereunder.

1.9 The term "Underlying Portion" as used herein shall mean any T/R software portion (including related documentation) that is incorporated in the Project Software which can be evidenced in writing to have been acquired or developed by T/R separately from and independently of the Project. Underlying Portion shall not include any software owned by a third party.

1.10 The term "Project Technology" as used herein shall mean any and all inventions, discoveries, improvements, designs, ideas, technical data, devices, steps, works, software, equipment or other creations, whether or not protectable or protected through patent, utility model, copyright, trade secret, mask works or other intellectual property rights, which are conceived, developed, reduced to practice or acquired by T/R solely or jointly with CANON in carrying out the Project. Project Technology shall in no event include any T/R Technology.

1.11 The term "T/R Technology" as used herein shall mean any and all inventions,


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         discoveries, improvements, designs, ideas, technical data, devices, steps, works, software, equipment or other creations, whether or not protectable or protected through patent, utility model, copyright, trade secret, mask works or other intellectual property rights, which can be evidenced in writing to have been acquired or developed by T/R separately from and independently of the Project, and which are incorporated in or otherwise applicable to the Project Hardware, Project Software, Deliverables or the Project Technology, including without limitation the Underlying Portion.

1.12 The term "CANON Information" as used herein shall mean any and all information, regardless of the form or nature thereof, disclosed by CANON to T/R hereunder in relation to the Project, including without limitation the Specifications, which CANON has the right to do so subject to the terms of this Agreement.

1.13 The term "CANON Item" as used herein shall mean any device, machine, other equipment or software to be lent to T/R by CANON for the use in performing the Project.

ARTICLE 2. PERFORMANCE OF PROJECT

2.1 T/R shall diligently perform and complete the Project as provided herein.

2.2 T/R shall keep CANON informed of its progress during the Project and shall promptly provide CANON with notice of any delay in the Project.

2.3 CANON agrees to disclose, at its sole discretion, to T/R any CANON Information which CANON deems necessary for T/R to perform the Project.

2.4 T/R shall, at T/R's expense, deliver to CANON all the Deliverables in accordance with the schedules provided in the Exhibit attached hereto. Furthermore, T/R shall provide written reports to CANON without delay in sufficient detail to transfer to CANON all the Project Technology. T/R shall not deliver the Deliverables and shall not provide such written reports to any third party without the prior written consent of CANON. Notwithstanding anything contained herein to the contrary, T/R will deliver to CANON only the executable code of the Underlying Portion contained in the Project Software.

2.5 CANON will have the right to inspect the Deliverables to determine whether they meet the Specifications and certain acceptance criteria of CANON which shall be separately provided to T/R by CANON. In the event they fail to meet the Specifications or the foregoing acceptance criteria, CANON shall have the right


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         for a time period of [ * ] from receipt of the Deliverables to notify
         T/R in writing of its rejection thereof, and the reasons therefor. T/R shall have [ * ] from the date of such notice to modify the Deliverables to meet the Specifications and the foregoing acceptance criteria and shall deliver such modified Deliverables to CANON; provided that, if T/R requires an extended period for such modification, T/R shall notify CANON of such request within [ * ] of CANON's notification, upon which the Parties shall discuss in good faith and determine an extended time period for T/R's modification. In the event any modified Deliverables fail to meet the Specifications and the foregoing acceptance criteria after one or more prior failures to meet the Specifications and the foregoing acceptance criteria, CANON shall have the right for a time period of [ * ] from receipt of such modified Deliverables to notify T/R in writing of its rejection thereof, and the reasons therefor, in which case CANON shall have the right either to (a) request T/R to further modify the Deliverables, in accordance with this Section 2.5, or (b) treat such failure to meet the Specifications or the foregoing acceptance criteria as a material breach and terminate this Agreement under Section 11.2 below.

2.6 The Project shall be deemed completed when CANON notifies T/R in writing of its acceptance of all the Deliverables. CANON's sole ground for non-acceptance of the Deliverables shall be such Deliverables' non-compliance with either the Specifications or the acceptance criteria pursuant to Section 2.5.

2.7 During the Project, CANON may send at its expense one or more of its employees to the facilities of T/R for (1) observation and/or evaluation of the progress and results of the Project and (2) assistance in T/R's delivery, transfer and assignment to CANON of the Deliverables and the Project Technology pursuant to Section 2.4 above.

2.8 During the Project, CANON may also send at its expense one or more of its employees to the facilities of T/R for participation in the performance of the Project without relieving T/R from any of its obligations under this Agreement.

2.9 In the event that CANON requests T/R to answer inquiries in connection with the Project Hardware, Project Software, Deliverables, Project Technology, T/R Technology and other information and items disclosed or provided hereunder by T/R to CANON, T/R shall promptly comply with such requests in a manner satisfactory to CANON.

2.10 CANON agrees to, at its sole discretion, lend to T/R one or more CANON Items which CANON deems necessary for T/R to perform the Project. Notwithstanding


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         anything contained herein to the contrary, T/R shall use reasonable care in using the CANON Items and shall not use the CANON Items for any purpose other than performing the Project nor analyze, disassemble, decompile or reverse engineer the same. All rights, titles and interests in and to the CANON Items shall remain vested in CANON.

2.11 If T/R believes it appropriate to use as part of the Project Software, any software program, in whole or in part, for which T/R has no right to grant a license hereunder to CANON, including without limitation, any publicly available third party software program, T/R shall seek CANON's prior consent to do so by giving CANON necessary information including license terms for such software program. If CANON withholds such consent, T/R shall look for or create by itself a possible alternative software program. If T/R recognizes or is aware of necessity for a license under any third party patent, copyright or other intellectual property rights in performing and completing the Project, T/R shall promptly inform CANON thereof, and CANON and T/R shall discuss and determine whether such license is necessary.

2.12 In the event T/R makes any update, enhancement, version-up or upgrade of the Underlying Portion or any software program contained in the Underlying Portion, separately and independently from carrying out the Project during the term of the Project, T/R shall promptly inform CANON thereof in writing. Upon CANON's request, T/R shall include such update, enhancement, version-up or upgrade in the Project Software
         [ * ], and Exhibits A, B and C, attached hereto shall be amended to reflect such update, enhancement, version-up or upgrade.

ARTICLE 3. PROJECT FEE

3.1 In full and complete consideration of this Agreement including the fees for the Project and the costs and expenses for the Deliverables, CANON shall pay to T/R [ * ] in accordance with the schedule specified in Exhibit B subject to T/R's issuance of the invoice prior to each payment due date:

         (a)      [ * ]; and

         (b)      [ * ]


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3.2      Notwithstanding anything contained herein to the contrary, in the event this Agreement is sooner terminated pursuant to Section 11.2 due to T/R's breach or Section 11.3 due to T/R's insolvency, CANON shall be under no obligation of paying any compensation or fee to T/R after such termination. In the event this Agreement is sooner terminated pursuant to Section 11.2 due to Canon's breach, Section 11.3 due to Canon's insolvency or Section 11.4, CANON shall pay T/R the amount mutually agreed upon between the Parties for the Project actually performed by T/R and the costs and expenses for the Deliverables actually delivered by T/R to CANON pursuant Section 11.5 up to the time of termination of this Agreement; provided that such amount together with any payments already made by CANON to T/R pursuant the payment schedule in Section
         3.1 above shall in no event exceed the total amount set forth in
         Section 3.1 above.

3.3 Within [ * ] after the execution hereof T/R shall provide CANON with an estimated cost and expense report in writing which is necessary to prove that all of the payment to be made by CANON pursuant to Section
         3.1 above will be used only for the performance of the Project. In the event T/R fails to issue the foregoing report or such report is not appropriate or sufficient to prove that the payment is not taxable, CANON may deduct and withhold from any payment hereunder taxes imposed by the Japanese Government. In the event CANON pays such withheld taxes, CANON shall provide T/R with receipts of such taxes issued by the Japanese Government. If, upon audit by the Japanese Government, any taxes are subsequently assessed for amounts set forth in Section 3.1 above, [ * ] agrees to pay such taxes including penalty taxes and delinquency taxes required by the Government directly or to refund such taxes to [ * ] if such taxes are paid by [ * ].

3.4 For customs purposes, in the event T/R delivers the Deliverables to CANON hereunder, T/R shall accompany the Deliverables with an invoice specifying actual costs and expenses for each of the Deliverables.

3.5 Payments made by CANON under this Agreement shall be made to T/R by cable transfer to the following:

         Bank of America NA
         Atlanta GA
         5125 Oakbrook Parkway
         Norcross, GA 30093, U.S.A

         T/R Systems, Inc.
                  [ * ]


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ARTICLE 4. OWNERSHIP

4.1 All rights, titles and interests in and to the T/R Technology (including the Underlying Portion) shall remain vested in T/R. T/R shall grant CANON a world wide, payment free, non-exclusive, non-transferable, non-royalty bearing license, with the right to sublicense third parties, to copy and have copied the Underlying Portion and any software programs of third party suppliers contained in the Project Software for the sole purpose of inspection and evaluation the Deliverables, Project Server Software and Project Board and any improvements thereof pursuant to Section 4.4 below; provided that Canon shall not, nor shall it allow third parties sublicensed by CANON to disassemble, decompile or otherwise reverse engineer the executable code of the Underlying Portion and any software programs of third party suppliers contained in the Project Software.

4.2 T.R shall transfer and assign to CANON all rights, title and interests in and to the Project Technology without any additional fee or cost. T/R retains no right, title and interest in and to the Project Technology and resultant intellectual property rights whatsoever. CANON may freely and exclusively use, have used, copy, have copied, modify, have modified, sell, distribute or otherwise dispose of the Project Technology for any purpose without restriction, including the right to apply in its own name and at its own expense for any and all patents, utility models and any other intellectual property rights for any Project Technology in such jurisdictions as may be selected by CANON, and T/R shall cooperate with and assist CANON and its designees including its attorneys, upon CANON's request, in the preparation, filing, prosecution, issuance, registration and maintenance of any such applications for intellectual property rights and resultant intellectual property rights.

4.3 T/R shall transfer and assign to CANON any and all rights, titles and interests in and to the items of the Deliverables, Projects Software and Project Hardware without any fee or cost, subject to T/R's rights in the T/R Technology and third party supplier's rights in software programs of such third party supplier contained in the Project Software.

4.4 CANON shall have the right to develop improvements of the Deliverables, Project Hardware, Project Software and Project Technology, subject to T/R's rights in the T/R Technology and third party supplier's rights in software programs of such third party supplier, independent of T/R and without any obligation to notify T/R of CANON's intent to do so or the results thereof. All rights, titles and interests in and to such improvements shall be wholly vested in CANON, and CANON may freely make, have made, use, have used, copy, have copied, modify, have modified, sell, lease, distribute, display or otherwise dispose of such improvements, and T/R shall have no rights whatsoever with respect to such improvements.


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4.5      Except as expressly provided herein, no license or right, express or implied, is hereby conveyed or granted for any invention, patent application, patent, copyright or other intellectual property rights of either party.

ARTICLE 5. CONFIDENTIALITY

5.1 During the term hereof and thereafter, T/R shall keep in strict confidence the Specifications, Project Technology, Deliverables, Project Hardware, Project Software, CANON Information and CANON Item and shall neither disclose them to any person, firm, corporation or any other entity nor use the same for any purpose other than performing the Project without the prior written consent of CANON. Notwithstanding the foregoing, T/R may disclose the Specifications, Project Technology, Deliverables, Project Hardware, Project Software, CANON Information and CANON Item, to its officers and employees who need to know such Project Technology, Deliverables, Project Hardware, Project Software, CANON Information and CANON Item in order to perform the Project and T/R shall have such officers and employees comply with the terms and conditions of this Agreement.

5.2 Notwithstanding Section 5.1 above to the contrary, T/R shall not have any confidentiality obligation, and no use restriction and no other restrictions hereunder with respect to any information which:

         (a)      is or becomes publicly known through no fault of T/R; or

         (b) is permitted for release or use without any restriction or obligation by prior written consent of CANON.

5.3 The CANON Information and CANON Item shall remain the property of CANON. Upon CANON's request or expiration of the Warranty Period (defined in Section 7.1 below) hereof, T/R agrees to promptly return to CANON all the CANON Information and CANON Item, and any copies thereof in T/R's possession. In case of CANON's specific request, T/R shall destroy all CANON Information, CANON Item and any copies thereof in T/R's possession and shall certify CANON of such destruction.

5.4 Subject to Article 4 above, CANON shall have no confidentiality obligation and no use restriction and no other restrictions concerning any and all items, technical information and other information disclosed or provided by T/R hereunder, including without limitation the Deliverables, the Project Technology, all T/R Technology disclosed to CANON, and CANON shall have the right to disclose to others, freely use and otherwise dispose of such items, technical information and other information without restriction.


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ARTICLE 6. SUBCONTRACT

6.1 T/R may assign any task of the Project, in whole or in part, to a subcontractor and disclose CANON Information and/or provide the CANON Item to such subcontractor only for the purpose of carrying out such task, subject to terms and conditions of this Agreement and subject further to CANON's prior written consent thereto.

6.2 In the event that T/R assigns all or a part of the Project to such subcontractor, T/R shall execute a written agreement with such subcontractor which at least sets forth:

         (a) all rights, titles and interests in and to all inventions, discoveries, improvements, designs, ideas, technical data, devices, steps, works, software, equipment or other creations, whether or not protectable or protected through patent, utility model, copyright, trade secret, mask works or other intellectual property rights, which are conceived, developed, reduced to practice or acquired by such subcontractor in carrying out such task (the "Subcontractor Project Technology") shall be assigned and transferred to T/R so that they shall be qualified as the Project Technology hereunder; and

         (b) such subcontractor shall transfer to T/R all materials, devices, notebooks, documents and other items made by the subcontractor in carrying out such task (the "Subcontractor Deliverables"); and

         (c) such subcontractor shall bear the same confidentiality obligations and other restrictions as set forth in Article 5 and Section 2.10 hereof with respect to the Subcontractor Project Technology, Subcontractor Deliverables, CANON Information and CANON Item;

         and T/R ensures that such subcontractor shall abide by the foregoing terms and conditions of the written agreement.

6.3 All activities and works performed by any subcontractors shall be considered to be performed by T/R for the purpose hereof, and the foregoing permission to assign the task of the Project to any subcontractors shall not relieve T/R from performing hereunder. It is expressly understood by the Parties that T/R shall hold CANON harmless from any dispute arising out of the relation between T/R and subcontractors and CANON shall be free form any liability with respect to any task performed by any subcontractors.

         ARTICLE 7. WARRANTY

7.1 T/R represents and warrants that the Deliverables delivered to CANON shall be free from any defect and/or program error for [ * ] from acceptance by CANON pursuant to Section 2.6 (the "Warranty Period"). Upon CANON's


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         request, T/R shall during the Warranty Period correct any defect and/or program error in the Deliverables and/or furnish CANON with necessary or reasonable assistance or service for maintenance of the Deliverables, including any repair service to remedy any defect and/or program error in the Deliverables, without requiring further additional payment by CANON.

7.2 Upon CANON's request made at any time after the Warranty Period, T/R agrees to furnish such assistance or service as referred to in Section
         7.1 above to CANON on mutually agreeable terms and conditions, including compensation.

7.3 In the event T/R makes any update, enhancement, version-up or upgrade of the Underlying Portion or any software program contained in the Underlying Portion separately and independently after the completion of the Project pursuant to Section 2.6 above or termination hereof, T/R shall provide CANON with such update, enhancement, version-up or upgrade on mutually agreeable terms and conditions, including compensation, irrespective of the termination or expiration hereof. In the event CANON requests T/R to make any update, enhancement, version-up or upgrade of the Project Hardware and Project Software after the completion of the Project pursuant to Section 2.6 above or termination hereof, T/R shall make and provide CANON with such update, enhancement, version-up or upgrade on mutually agreeable terms including compensation, irrespective of the termination or expiration hereof.

ARTICLE 8. INDEMNITY

8.1 T/R represents and warrants that the "Warranted Activity" (defined below) will not infringe any patent, copyright, trade secret or other intellectual property right of any third party. "Warranted Activity" shall mean the manufacture, creation, copying, use, sale, distribution, transfer, lease, display, modification, exportation or other disposition of (a)the Deliverables, Project Hardware and Project Software, (b) the Project Technology, or (c) any product or process embodying any of the foregoing, whether alone or in combination with other products or processes.

8.2 In the event that any claim, action, suit or proceeding is brought by any third party in any country of the world against CANON, any of its subsidiaries, affiliates or licensees, or against any distributor, dealer, agent or customer of any of them (each referred to as an "Indemnified Party"), alleging that any Warranted Activity infringes any patent, copyright, trade secret or other intellectual property right (whether direct, contributory, or by inducement), T/R shall hold the Indemnified Party harmless and shall, at its option, defend or settle such claim, action, suit or proceeding. T/R shall pay for all losses, damages and reasonable expenses and costs incurred by the Indemnified Party relating to such claim, action, suit or proceeding, provided that CANON:

         (a) notifies T/R in writing of any such claim, action, suit or proceeding after CANON itself receives written notice of it;


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         (b)      reasonably cooperates in the defense thereof at T/R's expense;
                  and

         (c) authorizes T/R to defend against or settle such claim, action, suit or proceeding on behalf of CANON, or on behalf of its subsidiaries, affiliates or licensees, or on behalf of the distributors, dealers, agents or customers of any of them, to the extent that CANON has the right to grant such authorization.

8.3 Notwithstanding Section 8.2 above, in the event CANON desires, CANON may defend (employing counsel selected by CANON and approved by T/R, which approval may not be unreasonably withheld) the claim, action, suit or proceeding as set forth in Section 8.2 above, and may settle such matter if such settlement is approved in advance by T/R, which consent may not be unreasonably withheld. Such defense costs of CANON, to the extent reasonably incurred, shall be paid by T/R. In any event T/R may participate at its own expense in such defense and settlement, and if requested by CANON, T/R shall assist CANON in such defense and settlement at T/R's expense.

8.4 If any Warranted Activity becomes, or in the opinion of CANON, may become the subject of a claim, action, suit or proceeding alleging infringement of any patent, copyright, trade secret or other intellectual property right (whether direct, contributory, or by inducement), then T/R shall perform either of the following at T/R's expense:

         (a) procure for the Indemnified Party the right under such patent, copyright, trade secret or other intellectual property to continue the Warranted Activity; or

         (b) to alter, change or modify the Deliverables, Project Hardware or Project Software so as not to infringe such third party's intellectual property, or replace the Deliverables, Project Hardware or Project Software with non-infringing alternatives, while conforming, as closely as possible, to the Specifications subject to CANON's approval.

ARTICLE 9. SUPPLY AND LICENSE FOR THE PROJECT BOARD AND PROJECT SERVER SOFTWARE

9.1 Upon CANON's request made after acceptance pursuant to Section 2.6, T/R agrees to manufacture and steadily supply CANON or the persons, companies or other entities designated by CANON with the Project Board and Project Server Software as requested by CANON, all to be incorporated as part of the SYSTEM. The detailed terms and conditions for such supply shall be determined in a separate distribution agreement between T/R and CANON or its designees.

9.2 The supply of the Project Board and Project Server Software from T/R to CANON's designees other than CANON pursuant to Section 9.1 above shall be


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         subject to a non-exclusive, royalty bearing, limited license under the
         Project Technology, Project Hardware and Project Software to be granted by CANON to T/R. The detailed terms and conditions of such license from CANON to T/R for the Project Software and Project Technology shall be determined in a separate agreement between the Parties.

9.3 During the term of this Agreement and thereafter, T/R shall not deliver or supply any Project Board and Project Server Software and other products made with use of any Project Technology, Project Hardware, Project Software (other than the Underlying Portion) and/or CANON Information to any third party other than CANON and its designees without the prior written consent of CANON.

9.4 T/R may use any subcontractor for the production of the Project Board and Project Server Software, in whole or in part, to support T/R's supply thereof to CANON pursuant to Articles 9.1 and 9.2 above; provided, however, that T/R shall execute, prior to any disclosure of the CANON Information, CANON Item, Project Technology, Project Hardware or Project Software, an appropriate written agreement with such subcontractor, which agreement shall impose on such subcontractor obligations and restrictions no less restrictive than those imposed on T/R hereunder and that T/R shall be responsible for such subcontractor's faithful compliance with said agreement.

ARTICLE 10. REPRESENTATION

10.1 T/R and CANON represent and warrant that each Party has full power and authority to enter into this Agreement.

10.2 T/R represents and warrants that it has not made and shall not make any commitment to any third party inconsistent with or in derogation of the rights vested in or granted to CANON hereunder. T/R further represents and warrants that it is free from any obligation or restriction that would prevent T/R from entering into or performing under this Agreement.

ARTICLE 11. TERM AND TERMINATION

11.1 This Agreement shall become effective as of the Effective Date and continue until the date of completion of CANON's final payment pursuant to Section 3.1 above unless earlier terminated pursuant to Section 11.2, 11.3 or 11.4 below.

11.2 In the event either Party hereto materially breaches any of its obligations hereunder, the non-breaching Party may terminate this Agreement by giving the breaching Party a written notice thereof to be effective thirty (30) days after the receipt of such notice, unless the breaching Party cures such breach within such thirty (30)


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

         days of the receipt of such notice. In the event that the breaching Party cures such breach within such thirty (30) days of the receipt of such notice, there shall be no termination.

11.3 In the event either Party hereto becomes insolvent or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or part of such Party's assets, the other Party may terminate this Agreement immediately by giving a written notice thereof to such Party.

11.4 CANON may terminate this Agreement without cause upon sixty (60) days written notice to T/R.

11.5     Upon termination of this Agreement pursuant to Section 11.2, 11.3 or
         11.4 above, T/R shall immediately deliver to CANON the Deliverables "as-is" as of the date of such termination.

11.6 Notwithstanding anything herein contained to the contrary, Sections 2.4, 2.9, 2.10, 3.2, 3.3, 3.4, Articles 4 through 10 and Section 12.13 shall survive any termination or expiration hereof.

ARTICLE 12. MISCELLANEOUS

12.1 Each Party shall comply with applicable export control laws and regulations of the country involved for its exportation of any information, technical data and commodity. In the event that the export of any commodity, software, technical data or information by T/R to CANON hereunder requires a license set forth in the US Export Administration Regulations, as amended ("EAR"), T/R shall take all necessary steps to obtain such license and shall promptly notify CANON thereof. In the event that the export of any commodity, software, technical data or information by T/R to CANON hereunder requires a written assurance set forth in the EAR, T/R shall request CANON to issue such written assurance, providing CANON with sufficient information therefor. Upon CANON's request, T/R shall furnish CANON with all necessary assistance, information and documentation, including without limitation the ECCN (Export Control Classification Number) on the Commerce Control List.

12.2 The validity, performance, and construction hereof shall be governed by and interpreted in accordance with the laws of the State of New York, U.S.A., without reference to its conflict of laws provisions.

12.3 Any and all disputes arising under or in relation to this Agreement shall be amicably and promptly settled upon consultation between the parties hereto, but in case of failure to reach such settlement, all disputes that arise under or in relation to this Agreement shall be settled or resolved by arbitration. The place of arbitration


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         shall be the country of the respondents, and shall be conducted(a)
         under the Commercial Arbitration Rules of the International Chamber of Commerce if the arbitration is to be held in The United States or (b) under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association if the arbitration is to be held in Japan. Any award of the arbitration shall be final and binding upon the parties.

12.4 No amendment or change hereof or addition hereto shall be effective or binding on the Parties unless set forth in writing and executed by a duly authorized representative of each of the Parties.

12.5 Neither Party may assign this Agreement and any of its rights or obligations under this Agreement without the prior written consent of the other Party, and purported assignment without such consent shall have no force or effect. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective Parties and their successors and assigns.

12.6 In the event that any of the provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions of this Agreement shall remain in full force and effect. The Parties shall then endeavor to replace such invalid or unenforceable provision with a clause which is closest to the contents of such invalid or unenforceable provision.

12.7 No delay or omission in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

12.8 CANON reserves the right to, freely and independently of the Project, develop solely by itself or jointly with others and acquire from any third party any board product, hardware product and software product of which operations, characteristics, features or functions may be similar or identical to, or competitive with the Project Hardware and Project Software (or Project Board and Project Server Software). No obligation, including any payment, shall be owed by CANON to T/R as a result of such independent creation or acquisition.

12.9 Neither Party shall be liable to the other Party for any failure or delay in the performance of any of its obligations under this Agreement for the period and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities, actions of any government, acts of God, earthquakes, floods, storms, fires, accidents, explosions, epidemics, acts of public enemy, invasion, strikes, labor disputes, lockouts or other similar or different contingencies beyond the reasonable control of the respective Parties; provided, however, that any payment obligations of CANON hereunder shall not be executed by such contingencies.


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         The Party affected shall notify the other Party in writing of the circumstances of force majeure as soon as possible. If such circumstances last longer than six (6) months, the other Party may terminate this Agreement forthwith upon thirty (30) days' prior written notice to the Party affected.

12.10 Headings to Articles hereof are facilitate reference only, do not form a part thereof, and shall not in any way affect the interpretation or construction hereof.

12.11 T/R shall not be deemed to be an agent of CANON as a result of or in any transaction under or relating to this Agreement, and T/R shall not in any way pledge CANON's credit or incur any obligation in or on behalf of CANON.

12.12 Any notice which either Party desires or is obligated to give to the other Party hereunder shall be in writing and sent by registered air mail or courier, postage prepaid and addressed to the last known address of such Party which the notice is intended. As of the date hereof, any notice to be given to CANON shall be addressed to:

         Canon Inc.
         30-2, Shimomaruko 3-chome
         Ohta-ku, Tokyo 146-8501, Japan

         Attention:   For technical matters:
                             Manager
                             Office Imaging Products System Design Dept. 132 Facsimile Number: +81-3-3757-7183

                      For all other matters:
                             Group Executive
                             Corporate Intellectual Property and
                             Legal Headquarters
                             Facsimile Number: +81-3-3756-0947

         As of the date hereof, any notice to be given to T/R shall be addressed to:

                      T/R Systems, Inc.
                      1300 Oakbrook Drive
                      Norcross, GA 30093

                  For all other matters:
                      Vice President Business Development
                      T/R Systems, Inc.
                      Facsimile Number: 770-448-3202


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         Except as otherwise expressly provided herein, notice shall be deemed to have been received on the date when actually received by the receiving Party. Notice hereunder may be given via facsimile; provided, however, that such notice shall be promptly confirmed in writing and sent to the receiving Party in accordance with procedures set forth above in this Section 12.12.

12.13 During the term of this Agreement and thereafter, each Party agrees not to disclose the terms and conditions of this Agreement to any third party, except:

         (a)      with the prior written consent of the other Party; or

         (b) to a court or government body having jurisdiction to call therefor or as required by law, subject to making reasonable efforts to obtain appropriate protective order to the extent possible and permissible under laws.

12.14 This Agreement constitutes the entire agreement and understanding between the Parties on the subject matter hereof, and supersedes and replaces all prior written or oral discussions and negotiations between the Parties regarding such subject matter, including without limitation the NON-DISCLOSURE AGREEMENT effective as of 11 December, 2000 by and between the Parties ("NDA"). Any and all "CONFIDENTIAL INFORMATION" defined in the NDA and disclosed by CANON to T/R prior to the Effective Date shall be governed and controlled by this Agreement.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed in duplicate originals as of the date below.

CANON INC.                                  T/R SYSTEMS, INC.



BY:    /s/ Masahiro Tomosada                BY:    /s/ Mike Kohlsdorf
    -----------------------------------            ----------------------------

NAME:  Masahiro Tomosada                    NAME:  Mike Kohlsdorf
      ---------------------------------            ----------------------------
       Senior General Manager,
       Office Imaging Products                     President and CEO
TITLE: System Development Center 1          TITLE: T/R Systems Inc.
       --------------------------------            ----------------------------

DATE:    August 24, 2001                    DATE:  August 28, 2001
       --------------------------------            ----------------------------


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

CANON        NETWORK MICROPRESS       FUNCTIONAL SPECIFICATION        REV. 1.0.5

                                    EXHIBIT-A

                                 T/R SYSTEMS NMP
                          (NETWORK MICROPRESS PRINTER)

                                   FUNCTIONAL
                                  SPECIFICATION

                             PREPARED BY CANON INC.
                                  JUN. 12, 2001
                                  VERSION 1.0.6

                           CANON STRICTLY CONFIDENTIAL


CANON STRICTLY CONFIDENTIAL                                            PAGE 1/77

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separately with the Commission.

                                            NMP
CANON         SCHEDULE         (NETWORK MICROPRESS PRINTER)         REV. 1.0.3

                                    EXHIBIT-B

                                 T/R SYSTEMS NMP
                          (NETWORK MICROPRESS PRINTER)

                                    SCHEDULE

                             PREPARED BY CANON INC.
                                  AUG. 07, 2001
                                  VERSION 1.0.2

                           CANON STRICTLY CONFIDENTIAL


CANON STRICTLY CONFIDENTIAL       Rev.1.0.2; August 07, 2001            Page 1/2

* Confidential information consisting of 1 page has been omitted and filed separately with the Commission.

CANON           NETWORK MICROPRESS           DELIVERABLES           REV. 1.0.3

                                    EXHIBIT-C

                                 T/R SYSTEMS NMP
                          (NETWORK MICROPRESS PRINTER)
                                 (NORTH AMERICA)

                                  DELIVERABLES

                             PREPARED BY CANON INC.
                                  AUG. 10, 2001
                                  VERSION 1.0.4

                           CANON STRICTLY CONFIDENTIAL


CANON STRICTLY CONFIDENTIAL                                            PAGE 1/12

* Confidential information consisting of 11 pages has been omitted and filed separately with the Commission.